UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 29, 2008
XENOPORT, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway
Santa Clara, California	95051
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 616-7200
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.
On February 29, 2008, XenoPort, Inc. (the “Company”) entered into a Lease, dated February 29, 2008, with Sobrato Interests (“Sobrato”), for approximately 59,000 square feet of office space in a building at 3400 Central Expressway, Santa Clara, California (the “3400 Lease”). The Company intends to use the additional space to expand its operations and business. The term of the 3400 Lease runs for 60 months, commencing on a date no later than December 1, 2008 (the “Commencement Date”). The approximate aggregate rent due over the term of the 3400 Lease is $6,138,284.
Also on February 29, 2008, the Company entered into a First Amendment to Lease with Sobrato with respect to the Company’s current office space at 3410 Central Expressway, Santa Clara, California (the “Amendment,” and as amended, the “3410 Lease”). The original 3410 Lease, dated as of September 24, 2001, was previously filed as an exhibit to the Company’s registration statement on Form S-1, filed on January 19, 2005. The Amendment extends the term of the 3410 Lease for approximately two years from the original expiration date of December 10, 2011, so that the 3410 Lease will expire on the same date as the 3400 Lease in 2013. The Amendment also sets the base monthly rent schedule during the extended lease period. As of February 29, 2008 and assuming a Commencement Date of December 1, 2008, the approximate aggregate rent due over the remaining term of the 3410 Lease is $20,407,417, which includes approximately $4,719,037 that is due over the approximate two-year extended period.
The Company has the option to extend both the 3410 Lease and the 3400 Lease for two additional terms of five years each. Subject to certain restrictions, the Company also has a right of first refusal on leasing the remaining office space of the building at 3400 Central Expressway not covered by the 3400 Lease if Sobrato proposes to rent such vacant space within one year from the Commencement Date.
The foregoing description of the Amendment and the 3400 Lease does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment and the 3400 Lease, which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the period ending March 31, 2008.
Section 2 Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 above is incorporated by reference herein.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XenoPort, Inc. (Registrant)
Dated: March 5, 2008	By:	/s/ Ronald W. Barrett
Ronald W. Barrett
Chief Executive Officer